QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 2004 relating to the balance sheets of Sunland Towne Center Associates, Ltd. as of December 31, 2003 and 2002 and the related statements of operations, changes in partners' capital and cash flows for the years then ended in the Registration Statement (Form S-11), as amended and related prospectus of Kite Realty Group Trust for the registration of common shares of beneficial interest.

/s/ Dunbar, Broaddus, Gibson, LLP

El Paso, Texas August 9, 2004

QuickLinks

  Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS